AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST
                             13, 1997
                                      REGISTRATION NO. 333 -
 ===============================================================
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                ---------------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                ---------------------------------
                         COMMSCOPE, INC.
     (Exact name of registrant as specified in its charter)

      DELAWARE                                       36-4135495
  (State or other                                 (I.R.S. Employer
  jurisdiction of                                  Identification
  incorporation or                                    Number)
   organization)

                         1375 LENOIR-RHYNE
                             BOULEVARD
                      HICKORY, NORTH CAROLINA
                               28601
                     (Address of registrant's
                        principal executive
                      offices, including zip
                               code)

          COMMSCOPE, INC. 1997 LONG-TERM INCENTIVE PLAN
                    (Full title of the plan)

                       JEARLD L. LEONHARDT
              EXECUTIVE VICE PRESIDENT, FINANCE AND
                  ADMINISTRATION, AND TREASURER
                   1375 LENOIR-RHYNE BOULEVARD
                  HICKORY, NORTH CAROLINA 28601
                         (704) 324-2200
   (Name, address, and telephone number of agent for service)

                ---------------------------------
                 CALCULATION OF REGISTRATION FEE
=================================================================

                              PROPOSED     PROPOSED
   TITLE OF      AMOUNT TO    MAXIMUM      MAXIMUM     AMOUNT OF
  SECURITIES        BE        OFFERING    AGGREGATE   REGISTRATION
    TO BE       REGISTERED   PRICE PER     OFFERING       FEE
  REGISTERED                   SHARE        PRICE
-----------------------------------------------------------------

Common Stock,    4,349,030  $14.5302(1)   $63,192,424  $19,149.22
$.01 par value    shares                      (1)
per share

=================================================================
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and in accordance therewith includes (i) 2,200,000 shares subject to options to be granted under the Plan based on the basis of the average of the high and low sales prices for the Common Stock reported by the New York Stock Exchange on August 6, 1997 and (ii) 2,149,030 shares subject to existing options based upon the price at which such options may be exercised.

                        EXPLANATORY NOTE
     As permitted by the rules of the Securities and Exchange
Commission, (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference


     The following documents, which have been filed by CommScope, Inc. (the "Company") with the Securities and Exchange Commission
(the "Commission"), are incorporated by reference in this Registration Statement.

          (a) The Prospectus dated June 13, 1997 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in its Registration Statement on Form S-4 (File No. 333-23935) (the "Form S-4"); and

          (b) The Description of the Common Stock of the Company contained in the Registration Statement on Form 8-A filed with the Commission on April 24, 1997, including any amendment or report filed for the purposes of updating such description.

          All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

          The consolidated financial statements of CommScope, Inc. of North Carolina incorporated by reference in this Registration Statement from the Form S-4 Registration Statement, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in the Form S-4 Registration Statement, and are incorporated herein by reference in reliance upon their authority as experts in accounting and auditing. Future financial statements of the Registrant and the reports thereon of the Registrants' independent auditors to be included in subsequent filed documents also will be incorporated by reference in this Registration Statement in reliance upon the authority of such independent auditors as experts in accounting and auditing to the extent such independent auditors have audited those financial statements and consented to the use of their reports thereon.

Item 4.  Description of Securities


     Not applicable.

Item 5.  Interests of Named Experts and Counsel


     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative, other than action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article Sixth of the Amended and Restated Certificate of Incorporation of the Company provides that directors of the Companay shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as director. The Amended and Restated Certificate of Incorporation of the Company also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. These agreements, among other things, indemnify the Company's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorney's fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or an affiliate of the Company.

     The Company will maintain directors' and officers' liability insurance which will provide for payment, on behalf of the directors and officers thereof and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Act, for acts or omissions by such persons while acting as directors or officers thereof and/or its subsidiaries, as the case may be.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits


EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1 -- Form of Amended and Restated Certificate of Incorporation (attached as Annex B to the Proxy Statement-Prospectus dated June 13, 1997 included in Registrant's Registration Statement on Form S-4 (File No. 333-23935) (the "Form S-4"))*/.

4.2 -- Form of Amended and Restated By-Laws (attached as Annex E to the Proxy Statement-Prospectus dated June 13, 1997 included in the Form S-4)*/.

4.3   --  Form of Common Stock Certificate (filed as Exhibit 4.2 to the
          Form S-4)*/.

4.4 -- Rights Agreement, dated as of June 12, 1997, between CommScope, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent
          (filed as Exhibit 1 to the Company's Registration Statement on
          Form 8-A filed with the Commission on June 30, 1997
          (File No. 001-12929)**/

5.1   --  Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Fried, Frank, Harris, Shriver & Jacobson
          (included in Exhibit 5.1)

24.1  --  Powers of Attorney
          (included on the signature pages)

 */ Incorporated by Reference (File No. 333-23935)
**/ Incorporated by Reference (File No. 001-12929)


Item 9.  Undertakings

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hickory, North Carolina, on August 13, 1997.


                              COMMSCOPE, INC.


                              By:  /s/ Frank M. Drendel
                                  -------------------------------
                                Frank M. Drendel
                                Chairman and
                                Chief Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank M. Drendel and Jearld L. Leonhardt, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE               TITLE                  DATE
            ---------               -----                  ----

   /s/ Frank M. Drendel      Chairman and Chief      August  13, 1997
   ---------------------      Executive Officer
   Frank M. Drendel         (Principal Executive
                            Officer) and Director


   /s/ Jearld L.
   Leonhardt              Executive Vice President,  August 12, 1997
   -------------------           Finance and
   Jearld L. Leonhardt       Administration, and
                            Treasurer (Principal
                             Financial Officer)


   /s/ William R. Gooden
   ---------------------  Senior Vice President and  August  12, 1997
   William R. Gooden        Controller (Principal
                             Accounting Officer)



   -------------------            Director           August    , 1997
   Edward D. Breen






   /s/ Nicholas C.
   Forstmann                      Director           August 12, 1997
   ---------------------
   Nicholas C. Forstmann




   /s/ Boyd L. George             Director           August 13, 1997
   -------------------
   Boyd L. George



   /s/  George N.                 Director           August 12, 1997
   Hutton, Jr.
   -------------------
   George N. Hutton, Jr.



                                  Director           August   , 1997
   ---------------------
   James N. Whitson









                          INDEX TO EXHIBITS
                          -----------------
EXHIBIT
  NO.                  DESCRIPTION OF EXHIBIT
--------               ----------------------


4.1  --   Form of Amended and Restated Certificate of
          Incorporation (attached as Annex B to the Proxy
          Statement-Prospectus included in Registrant's
          Registration Statement on Form S-4 (File No. 333-
          23935) (the "Form S-4"))*/



4.2  --   Form of Amended and Restated By-Laws (attached as
          Annex E to the Proxy Statement-Prospectus included in the Form S-4)*/



4.3  --   Form of Common Stock Certificate (filed as
          Exhibit 4.2 to the Form S-4)*/



4.4  --   Rights Agreement, dated as of June 12, 1997,
          between CommScope, Inc. and ChaseMellon
          Shareholder Services, L.L.C., as Rights Agent
          (filed as Exhibit 1 to the Company's Registration
          Statement on Form 8-A filed with the Commission on June 30, 1997 (File No. 001-12929)**/



5.1  --   Opinion of Fried, Frank, Harris, Shriver &
          Jacobson



23.1 --   Consent of Deloitte & Touche LLP



23.2 --   Consent of Fried, Frank, Harris, Shriver &
          Jacobson (included in Exhibit 5.1)

24.1 -- Powers of Attorney (included on the signature pages)


 */ Incorporated by reference (File No. 333-23935)

**/ Incorporated by Reference (File No. 001-12929)